EXHIBIT 10.47
AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT, effective as of December 18, 2008 (“Amendment No. 1”), is by and between Kara Jenny (“Jenny”) and Bluefly, Inc. (the “Company”).

Capitalized terms used in this Amendment No. 1 that are not otherwise defined herein shall have the same meaning as such terms are defined in the Amended and Restated Employment Agreement between the Company and Jenny, dated as of March 19, 2008 (the “Agreement”).

WHEREAS, the parties entered into the Agreement under which the parties agreed upon the terms pursuant to which Jenny would provide services to the Company as further described therein, and

WHEREAS, the Company and Jenny desire to amend the Agreement to comply with the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, the parties hereby agree to amend the Agreement, effective as of the date set forth above, as follows:

1.           A new sentence shall be added to the end of Section 4(a) to read as follows:

“No bonus will be payable under this section unless Jenny is employed on the date such bonuses are awarded.”

2.           Section 7(a)(iii) is hereby amended and restated in its entirety to read as follows:

“(iii)  a ‘Constructive Termination’ by the Company during the Employment Term, which, for purposes of this Agreement shall be deemed to have occurred upon (A) the removal of Jenny without her consent from her position as Chief Financial Officer of the Company, or (B) the material breach by the Company of this Agreement; provided, however, that a Constructive Termination shall not be deemed to have occurred unless: (1) Jenny gives the Company notice within ninety (90) days after an event or occurrence which Jenny believes constitutes a Constructive Termination, specifying the event or occurrence which Jenny believes constitutes a Constructive Termination; and (2) the Company fails to cure such act or failure to act within thirty (30) days after receipt of such notice.

3.           No Other Changes.  Except as expressly provided in this Amendment No. 1, all terms of the Agreement shall remain in full force and effect.

4.           Counterparts.  This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

In WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be duly executed as of the date set forth above.

BLUEFLY, INC.

By:	/s/ David Wassong

Name:	David Wassong

Title:	Interim Chairman of the Board

EXECUTIVE

/s/ Kara Jenny
Kara Jenny